SCHEDULE 14A INFORMATION
            Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or
     Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                         Level 8 Systems, Inc.
          (Name of Registrant as Specified in Its Charter)

               (Name of Person(s) Filing Proxy Statement,
                    if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which
          transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
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     (3)  Filing Party:
     (4)  Date Filed:

































                     Level 8 Systems, Inc.

                    One Penn Plaza, Suite 3401
                  New York, New York  10119-0002



              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


          The annual meeting of shareholders of LEVEL 8 SYSTEMS, INC. (the "Corporation") will be held at the offices of Proskauer
Rose LLP, 1585 Broadway, 26th Floor, New York, New York on
Monday, May 11, 1998 at 10:00 a.m. local time for the following purposes:

     1.   to elect seven directors;

     2.   to approve an amendment to the Corporation's 1997 Stock
Option Plan to increase from 600,000 to 1,400,000 the number of shares of Common Stock subject to that plan, as described in the accompanying Proxy Statement; and

     3. to transact such other business as may come before the meeting or any adjournment or adjournments of the meeting.

          The board of directors has fixed the close of business on March 31, 1998 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

          A proxy and return envelope are enclosed for your convenience.

                              By Order of the Board of Directors,

                              /s/  Arie Kilman

                              Arie Kilman
                              Chairman of the Board of Directors

April 15, 1998


                     YOUR VOTE IS IMPORTANT

            Please mark, sign and date the enclosed proxy card and return it promptly in the enclosed, self-
                    addressed, stamped envelope





                      Level 8 Systems, Inc.

                    One Penn Plaza, Suite 3401
                  New York, New York  10119-0002


                       ____________________


          This proxy statement is furnished to the shareholders of Level 8 Systems, Inc., a New York corporation (the "Corporation"), in connection with the solicitation of proxies by the board of directors for use at the annual meeting of shareholders of the Corporation to be held on May 11, 1998 and any adjournment or adjournments of the meeting. A copy of the notice of meeting accompanies this proxy statement. The mailing of this proxy statement will commence on or about April 15, 1998.

          Only shareholders of record at the close of business on March 31, 1998, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, the Corporation had issued and outstanding 7,624,192 shares of common stock, par value $.01 per share (the "Common Stock"), which are the only securities of the Corporation entitled to notice of and to vote at the meeting. Each share is entitled to one vote.

          Shareholders who execute proxies may revoke them by giving written notice to the secretary of the Corporation at any time before such proxies are voted. Attendance at the meeting will not have the effect of revoking a proxy, unless the shareholder so attending shall, in writing, so notify the secretary of the meeting at any time prior to the voting of the proxy.

          The board of directors does not know of any matter that is expected to be presented for consideration at the meeting, other than the election of directors and the approval of the amendment to the Corporation's 1997 Stock Option Plan to increase from 600,000 to 1,400,000 the number of shares of Common Stock subject to that plan. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote on such matters in accordance with their judgment.

          The Corporation will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers and regular employees of the Corporation (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy material to their principals, and the Corporation will reimburse them for their expenses.

          All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld, and, where a choice is specified as to the proposal, proxies will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the board of directors of the Corporation intend to vote (i) FOR the nominees for election as directors of the Corporation listed in this proxy statement, and
(ii) FOR the approval of the amendment to the Corporation's 1997 Stock Option Plan to increase from 600,000 to 1,400,000 the number of shares of Common Stock subject to that plan. Directors will be elected by a plurality of the votes cast at the meeting. The amendment to the Corporation's 1997 Stock Option Plan will be approved by a majority of the votes cast at the meeting. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. A shareholder voting through a proxy who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors and is, in effect, casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors will not be considered present and entitled to vote on the election of directors. A shareholder voting through a proxy who abstains with respect to any other matter to come before the meeting is considered to be present and entitled to vote on such matter and is, in effect, casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any such matter will not be considered present and entitled to vote on such matter.

          Liraz Systems Ltd. ("Liraz"), which beneficially owns 56.6% of the outstanding shares of Common Stock, has indicated that it intends to vote all its shares for the nominees listed in this proxy statement and for the approval of the amendment to the Corporation's 1997 Stock Option Plan to increase from 600,000 to 1,400,000 the number of shares of Common Stock subject to that plan.


                      PRINCIPAL SHAREHOLDERS

          To the best of the knowledge of the board of directors, the only beneficial owners of more than five percent of the outstanding shares of Common Stock are those indicated in the table set forth below.

                         Number of Shares
                         Owned and Nature           Percent
                         of Beneficial                 of
Name                        Ownership                Class
----                    -----------------          ---------

Liraz Systems Ltd.          4,429,002 (1)           56.6%
5 Hatzoref Street
Holon 58856
Israel

Momentum Liquidating Trust    775,000 (2)            9.9%
Dr. Robert M. Brill, Trustee
Newlight Management, L.L.C.
500 North Broadway, Suite 144
Jericho, New York 11793
_______________

          (1) Includes 575,000 outstanding shares of Common Stock, and 200,000 additional shares of Common Stock issuable upon exercise of warrants, held by Momentum Liquidating Trust, in respect of which Liraz may be deemed to share voting and dispositive power. See "Certain Relationships and Related Party Transactions -- Momentum Acquisition". Mr. Arie Kilman is the chief executive officer and chairman of the board of the Corporation and the president and chairman of the board of directors of Liraz. The Corporation has been advised that, as of December 31, 1997, Mr. Kilman owned 1,170,668 ordinary shares of Liraz, which is approximately 22.4% of the ordinary shares of Liraz. Mr. Kilman may, by reason of his ownership in and relationship with Liraz, be deemed to share voting power and dispositive power with respect to the 4,429,002 shares of Common Stock beneficially owned by Liraz and therefore may be deemed to be the beneficial owner of such shares.

          Mr. Kilman is a party to a shareholders agreement (the "Shareholders Agreement") with PEC Israel Economic Corporation ("PEC") and Discount Investment Corporation Ltd. ("DIC"), pursuant to which Mr. Kilman, PEC and DIC have agreed to act together to elect directors of Liraz and for certain other purposes. The Corporation has been advised that each of PEC and DIC beneficially owned approximately 15.8% of the ordinary shares of Liraz as of December 31, 1997. By virtue of the Shareholders Agreement, each party to the Shareholders Agreement may be deemed to own beneficially the ordinary shares of Liraz owned by the other parties. Each party to the Shareholders Agreement disclaims beneficial ownership of the ordinary shares of Liraz owned by the other parties.

          IDB Holding Corporation Ltd. ("IDB Holding") owns approximately 71.48% of the outstanding shares of IDB Development Corporation Ltd. ("IDB Development"). IDB Development, in turn, owns approximately 70% of the outstanding PEC common stock and approximately 55% of the outstanding DIC common stock. By reason of IDB Holding's ownership of IDB Development voting securities, IDB Holding may be deemed the beneficial owner of the PEC common stock and DIC common stock held by IDB Development. By reason of their positions with, and control of voting securities of, IDB Holding, Messrs. Raphael Recanati, of Tel Aviv, Israel, and Jacob Recanati, of Haifa, Israel, who are brothers, and Leon Recanati, of Tel Aviv, Israel, and Judith Yovel Recanati, of Herzliya, Israel, who are brother and sister, may each be deemed to share the power to direct the voting and disposition of the outstanding shares of PEC common stock and DIC common stock owned by IDB Development and may each, under existing regulations of the Securities and Exchange Commission, therefore be deemed a beneficial owner of these shares. Leon Recanati and Judith Yovel Recanati are the nephew and niece of Raphael and Jacob Recanati. Companies the Recanati family controls hold approximately 52.4% of the outstanding ordinary shares of IDB Holding.

          (2) Includes 200,000 shares of Common Stock issuable upon exercise of warrants. The Momentum Liquidating Trust and each of its trustees, Dr. Robert M. Brill, Bruns Grayson and Hubertus Vandervoort, may be deemed to share voting and dispositive power with respect to the 575,000 outstanding shares of Common Stock held by the Momentum Liquidating Trust, and the 200,000 shares of Common Stock issuable upon exercise of warrants held by the Momentum Liquidating Trust. In addition, Dr. Brill beneficially owns an interest in a partnership that is a beneficiary of the Momentum Liquidating Trust. See "Certain Relationships and Related Transactions -- Momentum Acquisition".


                      ELECTION OF DIRECTORS


          At the meeting, seven directors are to be elected, each to hold office (subject to the Corporation's by-laws) until the next annual meeting of shareholders and until his successor has been duly elected and qualified. If any nominee listed in the table below should become unavailable for any reason, which management does not presently anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by management prior to or at the meeting or for a motion to reduce the membership of the board to the number of nominees available. Directors will be elected by a plurality of the votes cast. The information concerning the nominees and their security holdings has been furnished by them to the Corporation. All nominees are currently members of the board of directors.

Nominees for Director

Name and Age        Occupation and Certain Other Directorships
------------        ------------------------------------------

Arie Kilman
Age: 45 Mr. Kilman has served as chairman of the board of directors of the Corporation since July 1997, chief executive officer of the Corporation since July 1996, president of the Corporation from July 1996 to October 1996, and chairman of the board of directors of the Corporation from December 1994 to July 1996. Mr. Kilman has served as chairman and chief executive officer of Level 8 Technologies, Inc. ("Level 8 Technologies"), a wholly-owned subsidiary of the Corporation, since July 1996, and chairman of the board and president of Liraz since 1983.

Samuel Somech
Age: 44 Mr. Somech has served as president of the Corporation since October 1996, a director of the Corporation since April 1995, vice president of the Corporation from April 1995 to October 1996, president and chief operating officer of Level 8 Technologies since April 1995, technical director, messaging group of Apertus Technologies, Inc. from January 1994 to March 1994 and technical director, messaging group of NYNEX from September 1990 to December 1993. Mr. Somech co-founded Level 8 Technologies with Mr. Fine in February 1994.

Theodore Fine
Age: 61 Mr. Fine has served as a director of the Corporation since April 1995. Mr. Fine co-founded Level 8 Technologies with Mr. Somech in February 1994. Since January 1993, Mr. Fine has been a management information systems consultant to the financial community and, from April 1995 to July 1996, served as a marketing and sales consultant to the Corporation. From March 1974 to December 1992, Mr. Fine was vice president of technology for the retail international operations of Citibank, N.A.

Frank J. Klein
Age: 55 Mr. Klein has served as a director of the Corporation since December 1994. Since January 1, 1995, Mr. Klein has been the president of PEC, a corporation that holds equity interests in companies located in Israel or are Israel related. Prior to Mr. Klein's appointment as president of PEC, he served as executive vice president of Israel Discount Bank of New York from 1985. Mr. Klein served as executive vice president of PEC from November 1977 to November 1991 and as treasurer of PEC from May 1980 to November 1991. He is a director of PEC, as well as a number of companies affiliated with PEC, including Elron Electronics Industries Ltd. and Scitex Corporation Ltd.

Lenny Recanati
Age: 44 Mr. Recanati has served as a director of the Corporation since December 1994. During the last 12 years, Mr. Recanati has been a senior manager and director of DIC. He is chairman of the board of directors of Ilanot-Discount's Mutual Fund Management Company and is a member of the boards of directors of a number of Israeli industrial and other enterprises affiliated with DIC, including Liraz, Klil Industries Ltd., Caniel-Israel Can Company Ltd., Elron Electronics Industries Ltd., Super-Sol Ltd., Bayside Land Corporation Ltd., Tefron Ltd. and Tambour Ltd.

Michel Berty
Age: 59 Mr. Berty has served as a director of the Corporation since July 1997. Since April 1997, Mr. Berty has been the owner of MBY Consultant, Inc. Mr. Berty served as the chairman of the board and chief executive officer of Cap Gemini America (an international information technology consulting firm) from 1993 to April 1997. From 1986 to 1992, he served as the general secretary of the Cap Gemini Sogeti Group (the parent corporation of Cap Gemini America).

Robert M. Brill, Ph.D.
Age: 51 Dr. Brill has served as a director of the Corporation since March 1998. Dr. Brill also is a general partner of Newlight Management, L.L.C., Poly Ventures, L.P.
                   and Poly Ventures II, L.P., venture capital funds specializing in investments in high technology companies. He also is a director of Standard Microsystems. Prior to 1989, Dr. Brill had been the chief executive officer of several high technology companies, and has held executive and technical positions with Harris Corporation and IBM. Dr. Brill received degrees in engineering physics and physics from Lehigh University and a Ph.D. in physics from Brown University.


Beneficial Ownership of Directors and Management

          The table below sets forth certain information known to the Corporation regarding the beneficial ownership of Common Stock as of March 31, 1998 (i) by each director, (ii) by each executive officer named in the table under "Executive Compensation and Other Information -- Cash and Other Compensation" and (iii) by all directors and executive officers of the Corporation as a group.


                                          Beneficial Ownership
                                            of Common Stock
                                         ---------------------
                                         Number of   Percent of
Name             Position                 Shares    Common Stock
----             --------                --------   ------------

Aire Kilman     Chief executive officer   16,667(1)    0.2%
                Chairman of the board

Robert          Former chairman                0       0.0%
R. MacDonald      of the board

Samuel Somech   President and director  323,059(2)     4.1%

Joseph J.       Chief financial officer,  19,523(3)    0.2%
 Di Zazzo         treasurer,
                  and secretary

Theodore Fine    Director                 114,153(4)   1.5%

Frank J. Klein   Director                       0(5)   0.0%

Lenny Recanati      Director                    0(6)   0.0%

Michel Berty        Director                4,000(7)   0.1%

Robert M. Brill     Director              775,000(8)   9.9%

All directors and executive             1,252,402(1)-(8) 16.0%
officers of the Corporation
as a group (9 persons)

___________________

(1) Includes 16,667 shares subject to stock options exercisable within 60 days; excludes 33,333 shares subject to stock options not exercisable within 60 days. Excludes 4,429,002 shares owned by Liraz, which may be deemed beneficially owned by Mr. Kilman as a result of his position as president and chairman of the board of Liraz and owner of approximately 22.4% of Liraz. See "Principal Shareholders" and "Certain Relationships and Related Party Transactions -- Momentum Acquisition."

(2) Includes 286,139 shares subject to stock options exercisable within 60 days; excludes 191,666 shares subject to stock options not exercisable within 60 days.

(3) Includes 17,167 shares subject to stock options exercisable within 60 days; excludes 14,561 shares subject to stock options not exercisable within 60 days.

(4) Includes 83,068 shares subject to stock options exercisable within 60 days; excludes 27,834 shares subject to stock options not exercisable within 60 days.

(5) Excludes 3,654,002 shares owned by Liraz, which may be deemed beneficially owned by Mr. Klein as a result of his position as an executive officer of PEC, which owns approximately
15.8% of Liraz.  See "Principal Shareholder."

(6) Excludes 3,654,002 shares owned by Liraz, which may be deemed beneficially owned by Mr. Recanati as a result of his position as an executive officer of DIC, which owns approximately
15.8% of Liraz.  See "Principal Shareholder."

(7) Includes 4,000 shares subject to stock options exercisable within 60 days; excludes 8,000 shares subject to stock options not exercisable within 60 days.

(8) Includes 575,000 shares of Common Stock and 200,000 shares of Common Stock issuable upon exercise of warrants that are held by Momentum Liquidating Trust, which may be deemed beneficially owned by Dr. Brill as a result of his position as a Trustee of the Momentum Liquidating Trust. See "Principal Shareholders" and "Certain Relationships and Related Party Transactions -- Momentum Acquisition."


Board Committees and Membership

          The board of directors held four meetings during 1997.
During 1997, each incumbent director attended more than 75% of the meetings of the board.

          The compensation committee, which is comprised of Messrs. Kilman, Klein and Recanati, held one meeting during 1997. The compensation committee has (i) full power and authority to interpret the provisions of and supervise the administration of the Corporation's 1995 Stock Incentive Plan and (ii) the authority to review all compensation matters relating to the Corporation, except that a separate committee of the board of directors will supervise the administration of the Corporation's 1997 Stock Option Plan. See "Approval of an Amendment to Level 8 Systems, Inc. 1997 Stock Option Plan -- Administration."

          The audit committee, which is comprised of Messrs. Kilman, Klein and Recanati, held one meeting during 1997. The audit committee has the following duties: reviewing with the independent auditors the plans and results of the audit engagement; reviewing the adequacy, scope and results of the internal accounting controls and procedures; reviewing the degree of independence of the auditors; reviewing the auditors' fees; and recommending the engagement of auditors to the full board of directors.

          The board of directors does not have a nominating committee.


Compliance with Section 16(a) of the Securities Exchange Act of
1934

          Under the Securities Exchange Act of 1934 (the "Exchange Act"), the Corporation's directors, officers and any persons holding more than 10% of any class of equity securities registered pursuant to section 12 of the Exchange Act are required to report their ownership of such equity securities and any changes in that ownership, on a timely basis, to the Securities and Exchange Commission. The Corporation believes that all such reports required to be filed during 1997 were filed on a timely basis. The Corporation's belief is based solely on its review of Forms 3, 4, and 5 and amendments to such forms furnished to the Corporation during, and with respect to, 1997 by persons known to be subject to section 16 of the Exchange Act.


          EXECUTIVE COMPENSATION AND OTHER INFORMATION

Cash and Other Compensation

          The following table sets forth all the cash compensation paid or to be paid by the Corporation, as well as certain other compensation paid or accrued, during 1997, 1996 and 1995 to the chief executive officer and chairman of the board, the former chairman of the board and two other executive officers whose salary and bonus exceeded $100,000 in 1997.



                                                Long-Term
                                              Compensation
                                                 Awards
                                              ------------
                                               Securities
                          Annual Compensation   Underlying
Name and                  -------------------   Options/    All Other
Principal Position   Year  Salary($)  Bonus($)  SAYS(#)     Compensation($)
------------------   ----  ---------  --------  ----------  --------------
Arie Kilman,
  Chief executive    1997  $112,500   $  -        50,000         $ -
   officer and       1996  $ 95,000   $  -          -            $ -
   Chairman of the   1995  $   -      $  -          -            $ -
   board

Robert R. MacDonald, 1997  $ 14,943   $  -           -           $ -
  Chairman of the    1996  $151,515   $75,000        -           $ -
   board             1995  $117,500   $70,000    117,374         $ -

Samuel Somech,       1997  $150,000   $  -        50,000         $ -
  President          1996  $129,165   $  -       250,000         $ -
                     1995  $ 97,670   $  -          -            $ -

Joseph J. Di Zazzo   1997 $  98,500   $14,750     20,000         $ -
  Chief financial    1996 $  61,250   $15,000      9,500         $ -
   officer           1995 $  56,444   $  -         6,003         $ -

Stock Options Granted In Last Fiscal Year

          The following table sets forth information about individual grants of stock options made to the chief executive officer and chairman of the board, the former chairman of the board and two other executive officers during 1997.


                                                         Potential
                                                         Realizable
                                                         Value at
                                                         Assumed
                                                         Annual Rates
                                                         of Stock
                                                         Price
                                                         Appreciation or
               Individual Grants                         Option Term(2)
          ------------------------------                 ---------------
                        % of Total
            Number of   Options
            Securities  Granted to  Exercise
            Underlying  Employees   or Base
            Options     in Fiscal   Price     Expiration
Name        Granted(1)  Year        $/Sh)     Date       5%($)     10%($)
----        ---------   ---------   --------  -------    --------  ----------
Arie Kilman  50,000      10.2%      $15.50    11/18/07   $487,400  $1,235,150

Robert R.
  MacDonald    -           -          -         -            -             -

Samuel
  Somech     50,000      10.2%      $15.50    11/18/07   $487,400  $1,235,150

Joseph J.    15,000      3.1%       $12.88    05/06/07   $121,500   $307,905
  Di Zazzo    5,000      1.0%       $12.38    11/13/07    $38,930    $98,655


(1) The exercisability of these options is dependent upon continued employment with the Corporation. Options were granted at fair market value on the date of grant and expire 10 years from the date of grant. The option exercise price may be paid
(i) in shares of Common Stock owned by the executive officer,
(ii) by delivery of a promissory note of the executive officer on terms determined by the compensation committee, (iii) by delivery of an irrevocable undertaking by a broker to deliver promptly to the Corporation sufficient funds to pay the exercise price, (iv) by delivery of irrevocable instructions to a broker to deliver promptly to the Corporation cash or a check to pay the exercise price, (v) in cash or (vi) in any combination of the foregoing.

(2) The potential realizable value represents the estimated future gain in the value of the options over their exercise price immediately prior to the scheduled expiration date of the options. The calculation assumes the specified compounded rates of appreciation in the per share price of the Common Stock starting on the date of grant and further assumes that the options will be exercised on their expiration date. The actual value, if any, that may be realized will depend upon the market price of the Common Stock on the date the option is exercised. There is no assurance that the actual value, if any, that may be realized will be at or near the values estimated by the calculations in the table. The market price of the Common Stock at December 31, 1997 was $13.625 per share.

Aggregated Option Exercises in Last Fiscal Year and Fiscal
Year-End Option Values

          The following table sets forth information about exercised and unexercised stock options of the chief executive officer and chairman of the board and two other executive officers of the Corporation during 1997.

                                                   Value
                                   Number       Unexercised
                                of Unexercised  In-the-Money
                                  Options at      Options at
            Share       Value    Year End(#)    Year End(#)
          Acquired on  Realized  Exercisable/   Exercisable/
Name      Exercise(#)  ("$")    Unexercisable   Unexercisable
--------- -----------  -------- --------------  -------------
Arie Kilman  -          -     16,667/33,333   $-31,250/$-62,499
Samuel Somech-          -    286,139/191,666  $1,642,943/$590,625
Joseph J
 . Di Zazzo  819     $10,082   13,270/21,414    $46,243/$67,365

_______________

(1) The market price of the Common Stock at December 31, 1997 was $13.625 per share.


Director Compensation

          Michel Berty is entitled to receive each year, for serving as a director, $12,000 and options to purchase 12,000 shares of Common Stock valued at $153,000 on the date of grant. None of the Corporation's other directors is entitled to additional compensation for serving on the board of directors, other than reimbursement of reasonable expenses incurred in attending meetings.


Employment Contracts, Termination of Employment and
Change-In-Control Arrangements

          Under the employment agreement between the Corporation and Mr. Kilman, Mr. Kilman will serve as chief executive officer of the Corporation until May 1, 1998, subject to earlier termination under certain circumstances. The agreement also provides that Mr. Kilman will devote substantially all his business time to the affairs of the Corporation. Mr. Kilman's annual Base salary is $60,000. If Mr. Kilman's employment by the Corporation is terminated for any reason, Mr. Kilman has agreed that, for one year after such termination and except for his services for Liraz, he will not engage in any business that competes with the Corporation's business at the time of the termination.

          Under the employment agreement between the Corporation and Mr. MacDonald, Mr. MacDonald served as chairman of the board of directors of the Corporation until July 27, 1997. Mr. MacDonald's annual Base salary was $50,000, and he was entitled to $1,200 for each day of service over eight days each quarter. Mr. MacDonald also was entitled to a performance bonus determined by the board. Upon Mr. MacDonald's termination of employment by the Corporation, Mr. MacDonald agreed that, for one year after such termination, he would not engage in any business that competes with the Corporation's business.

          Under the employment agreement between the Corporation and Mr. Di Zazzo, Mr. Di-Zazzo serves as chief financial officer of the Corporation until May 1, 1998, subject to earlier termination under certain circumstances. Mr. Di Zazzo's annual salary is $100,000, subject to performance bonuses to be determined by the board. If Mr. Di Zazzo's employment is terminated for any reason, Mr. Di Zazzo has agreed that, for one year after such termination, he will not engage in any business that competes with the Corporation's business at the time of the termination.

          Under the employment agreement between the Corporation and Mr. Somech, Mr. Somech will serve as president of the Corporation until November 8, 1999, subject to earlier termination under certain circumstances. The Corporation pays Mr. Somech (a) an annual Base salary of $150,000, (b) an annual increase in Base salary as determined by the board, in its discretion, (c) a performance bonus determined by the board and
(d) a car and telephone allowance of $2,000 a month. In the event that Mr. Somech's employment is terminated prior to November 8, 1999, Level 8 Technologies will pay Mr. Somech a termination fee equal to 50% of the salary Mr. Somech would have received from the date of termination until November 8, 1999. If Mr. Somech's employment is terminated for any reason (other than by the Corporation without cause), Mr. Somech has agreed that, for one year after such termination, he will not directly or indirectly (i) compete with Level 8 Technologies' consulting services in the United States regarding middleware, messaging or fault-tolerant transaction processing, (ii) engage or participate in any business that provides consulting services within the United States with respect to middleware, messaging or fault-tolerant transaction processing, (iii) solicit or divert business form Level 8 Technologies or assist any business in attempting to do so, (iv) cause any business to refrain from doing business with Level 8 Technologies or (v) solicit or hire any person who was an employee of Level 8 Technologies during the term of his employment agreement or assist any business in attempting to do so.

          In addition to the indemnification provided under the Corporation's restated certificate of incorporation and by-laws, the Corporation has agreed to indemnify each of Messrs. Kilman, Somech, MacDonald and Di Zazzo for all reasonable expenses incurred in connection with the defense or settlement of any action or suit involving that individual in his capacity as a director and/or officer of the Corporation, as long as he acted in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. Such indemnification will not be available, however, if the particular individual is judged to be liable for negligence or misconduct in performing his duties for the Corporation.


Compensation Committee Interlocks and Insider Participation

          The board of directors has established a compensation committee composed of a majority of the outside directors. The current members of the compensation committee are Messrs. Kilman, Klein and Recanati. There were no interlocking relationships between the Corporation and other entities that might affect the determination of the compensation of the directors and executive officers of the Corporation.


Compensation Committee Report

          Compensation Policies. The principal goal of the Corporation's compensation program as administered by the compensation committee is to help the Corporation attract, motivate and retain the executive talent required to develop and achieve the Corporation's strategic and operating goals with a view to maximizing shareholder value. The key elements of this program and the objective of each element are as follows:

          Base Salary. Base salaries paid in 1997 to the Corporation's executive officers are competitive with those payable to executives holding corresponding positions at corporations within the Corporation's industry that are of comparable size. Individual experience and performance is considered when setting salaries within the range for each position. Annual reviews are held and adjustments are made based on attainment of individual goals and in a manner consistent with the Corporation's overall operating and financial performance.

          Annual Bonuses. Annual bonuses are intended to motivate individual and team performance by creating potential to earn awards that are contingent upon the performance of the Corporation and that are comparable to those payable to executives holding corresponding positions at corporations within the Corporation's industry that are of comparable size. Bonuses for 1997 were determined by evaluations of individual performance and by the success of the Corporation.

          Long-Term Incentives. The Corporation provides its executives with long-term incentive compensation through grants of stock options under the Corporation's stock option plans. The grant of stock options aligns the executive's interests with those of the Corporation's stockholders by providing the executive with an opportunity to purchase and maintain an equity interest in the Corporation and to share in the appreciation of the value of the Common Stock. The size of option grants is comparable to grants by other corporations within the Corporation's industry that are of comparable size.

          Chief Executive Officer Compensation. Mr. Kilman has served as the chief executive officer of the Corporation since July 1996 and has been compensated substantially in accordance with his employment agreement with the Corporation. See "Employment Contracts, Termination of Employment and Change-In-Control Arrangements." During 1997, Mr. Kilman was granted options under the 1997 Stock Option Plan to purchase 50,000 shares of Common Stock.

                       The Compensation Committee

                         Arie Kilman
                         Frank J. Klein
                         Lenny Recanati
























Performance Graph

          The following chart shows changes from July 27, 1995 (the effective date of the Corporation's registration statement relating to its initial public offering) to December 31, 1997 in the value of $100 invested in: (1) the Common Stock; (2) the NASDAQ Market Index; and (3) the MG Industry Group 072-Computer Software, Data Processing Index.


                         [GRAPHIC CHART]

































       CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


Liraz

Borrowings from Liraz

          At December 31, 1997, the Corporation was indebted to Liraz in the principal amount of $329,752. This indebtedness bears interest at the rate of 4% a year, with principal and interest payable in equal quarterly installments through June 2000. In 1997, the Corporation paid Liraz $122,954 in respect of such indebtedness.

Agreement with Level 8 Technologies

          In December 1995, Level 8 Technologies and Liraz entered into a custom computer programming agreement under which Liraz agreed to provide development services and to share up to 50% of the development costs related to the development of certain Falcon External Gateways, which Level 8 Technologies is developing pursuant to an agreement between Level 8 Technologies and Microsoft Corporation. In exchange, Liraz will receive royalties from sales of the resulting products at the rate of 30% for the first $2,000,000 of revenues, 20% for the next $1,000,000 of revenues, and 8% for all revenues in excess of $3,000,000. In connection with this agreement, Level 8 Technologies and Liraz applied for and received an Israel - U.S. Binational Industrial Research and Development Foundation grant of $432,000 to offset up to 50% of the development costs incurred by Level 8 Technologies and Liraz on the project.

Ongoing Relationship

          The Corporation's chief executive officer, Arie Kilman, also is president and chairman of the board of Liraz. Liraz has agreed to reimburse the Corporation at a rate of $3,000 per month for Mr. Kilman's travel expenses. See "Executive Compensation and Other Information -- Employment Contracts, Termination of Employment and Change-In-Control Arrangements."

          Liraz and the Corporation may from time to time compete for the same business opportunity or engage in transactions with each other. In that connection, Liraz and the Corporation have agreed that, in the case of any business opportunity primarily involving North America, the parties will use their best efforts to make the opportunity available to the Corporation; in the case of any business opportunity primarily involving the Middle East, the parties will use their best efforts to make the opportunity available to Liraz; and, in each other case, the parties will participate equally in the opportunity. This agreement will terminate on the earlier of (a) May 1998, subject to renewal thereafter, unless either party wishes to terminate the agreement, and (b) the date Liraz ceases to own at least 35% of the outstanding shares of Common Stock.

          See "Principal Shareholders" for a description of the relationships among Liraz and Arie Kilman, Frank J. Klein and
Lenny Recanati, directors of the Corporation.


Momentum Acquisition

          In March 1998, the Corporation acquired Momentum Software Corporation ("Momentum") in consideration for 575,000 shares of Common Stock, warrants to purchase an additional 200,000 shares of Common Stock for $13.108 per share at any time on or before March 26, 2003 (the "Warrants") and contingent consideration, if the average closing price of the Common Stock on the 30 trading days immediately preceding the earlier of December 1, 1998 and the effective date of the filing by the Company of a certain registration statement (the "Calculation Date") is less than $21.00. If the average price is $15.00 or more and less than $21.00, the contingent consideration is a number of shares of Common Stock equal to the product of (a)
416.666 and (b) the number of cents by which $21.00 exceeds such average price; and, if the average price is below $15.00, the contingent consideration is, at the option of the Momentum Liquidating Trust, either of the following: (a) 250,000 shares of Common Stock, or (b) an installment promissory note with a principal amount of $3,000,000 payable in four equal annual installments of principal and bearing interest at the rate of 10% a year.

          The 575,000 shares of Common Stock and the Warrants are being held by the Momentum Liquidating Trust, the trustees of which are Dr. Robert M. Brill (who now serves as a director of the Corporation, is a partner of a beneficiary of the Momentum Liquidating Trust and is entitled to be nominated as a director for two years after the Calculation Date), Hubertus Vandervoort and Bruns Grayson. The Momentum Liquidating Trust will distribute the shares of Common Stock and the Warrants to the Momentum shareholders on the Calculation Date.

          In connection with this transaction, the Momentum Liquidating Trust has agreed to vote its shares of Common Stock in accordance with the instructions of Liraz, and to afford Liraz the opportunity to purchase such shares in certain circumstances.
































          APPROVAL OF AN AMENDMENT TO LEVEL 8 SYSTEMS, INC.
                      1997 STOCK OPTION PLAN


Background

     On March 4, 1998, the board of directors of the Corporation adopted (subject to shareholder approval) an amendment to the Level 8 Systems, Inc. 1997 Stock Option Plan, as amended and restated (the "Plan"), which increases the total number of shares of Common Stock issuable pursuant to the Plan from 600,000 to 1,400,000. The following description of the Plan is intended only as a summary and is qualified in its entirety by reference to the Plan, which is an exhibit to this proxy statement.

Purpose

     The purpose of the Plan is to enhance the profitability and value of the Corporation for the benefit of its shareholders principally by enabling the Corporation to offer employees and consultants of the Corporation and its subsidiaries and non-employee directors of the Corporation stock-based incentives in the Corporation in order to attract, retain and reward such individuals and strengthen the mutuality of interest between such individuals and the Corporation's shareholders.

Eligibility

     All employees and consultants of the Corporation and its subsidiaries and all non-employee directors of the Corporation designated by the board of directors to participate in the Plan are eligible to receive options under the Plan.

Available Shares

     Options covering a maximum of 1,400,000 shares of Common Stock (assuming the amendment to the Plan is approved) may be issued under the Plan. Options covering a maximum of 200,000 shares may be granted to a single individual in any one fiscal year. These amounts are subject to adjustment to reflect changes in the capital structure of the Corporation, stock splits, recapitalizations, mergers and reorganizations. If an option expires, terminates or is canceled, the unissued shares of Common Stock subject to the option will again be available under the Plan.

Terms of Stock Options

     Under the Plan, options granted to employees may be in the form of incentive stock options or non-qualified stock options. Options granted to consultants or non-employee directors may only be non- qualified stock options. The committee that administers the plan (see "Administration" below) (the "Committee") will determine the number of shares subject to each option, the term of each option (which may not exceed ten years or, in the case of an incentive stock option granted to a ten percent shareholder, five years), the exercise price per share of stock subject to each option, the vesting schedule (if any) and the other material terms of the option. No incentive stock option may have an exercise price less than 100% of the fair market value of the Common Stock at the time of grant (or, in the case of an incentive stock option granted to a ten percent shareholder, 110% of fair market value). The exercise price of a non-qualified stock option will be determined by the Committee.

     The option price upon exercise may be paid in cash, or, if so determined by the Committee, in shares of Common Stock, by a reduction in the number of shares of Common Stock issuable upon exercise of the option or by such other method as the Committee determines. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. The Committee may at any time offer to buy an option previously granted on such terms and conditions as the Committee establishes. At the discretion of the Committee, options may provide for "reloads" (i.e., a new option is granted for the same number of shares as the number used by the holder to pay the option price upon exercise).

     Subject to limited exceptions, options are forfeited upon termination of employment or service. Options are not assignable
(except by will or the laws of descent and distribution).

     Options may not be granted after the tenth anniversary of the Plan's adoption, but options granted prior to that date may extend beyond that date.

Change in Control

     Unless otherwise determined by the Committee at the time of grant, upon a Change in Control (as defined in the Plan), all options automatically will become fully exercisable. However, unless otherwise determined by the Committee at the time of grant, no acceleration of exercisability of an option will occur, if the Committee determines prior to a Change in Control that the option will be honored or assumed or new rights substituted immediately following the Change in Control.

Amendments

     The Plan may be amended by the board of directors, except that shareholder approval of amendments will be required, among other things, (a) to the extent shareholder approval is required by Rule 16b-3 under the Exchange Act and (b) to (i) increase the maximum number of shares subject to options granted in any fiscal year, (ii) change the classification of employees eligible to receive awards, (iii) extend the maximum option period under the Plan or (iv) increase the number of shares that may be issued under the Plan.

Administration

     The Plan will be administered by a committee of the board (the "Committee"), which will include two or more "non-employee" and "outside" directors. However, with respect to option grants to non-employee directors and any action under the Plan relating to options held by non-employee directors, the Committee will consist of the entire board of directors. The Committee will determine the individuals who will receive options and the terms of the options, which will be reflected in written agreements with the holders.

Certain U.S. Federal Income Tax Consequences

     Under current federal income tax laws, the grant of an incentive stock option can be made solely to employees and generally has no income tax consequences for the optionee or the Corporation. In general, no taxable income results to the optionee upon the grant or exercise of an incentive stock option. However, the amount by which the fair market value of the stock acquired pursuant to the incentive stock option exceeds the exercise price is an adjustment item for purposes of alternative minimum tax. If no disposition of the shares is made within either two years from the date the incentive stock option was granted or one year from the date of exercise of the incentive stock option, any gain or loss realized upon disposition of the shares will be treated as a long-term capital gain or loss to the optionee. The Corporation will not be entitled to a tax deduction upon the exercise of an incentive stock option, nor upon a subsequent disposition of the shares, unless the disposition occurs prior to the expiration of the holding period described above. In general, if the optionee does not satisfy these holding period requirements, any gain equal to the difference between the exercise price and the fair market value of the stock at exercise (or, if a lesser amount, the amount realized on disposition over the exercise price) will constitute ordinary income. In the event of such a disposition before the expiration of that holding period, the Corporation is entitled to a deduction at that time equal to the amount of ordinary income recognized by the optionee. Any gain in excess of the amount recognized by the optionee as ordinary income would be taxed to the optionee as short-term or long-term capital gain (depending on the applicable holding period).

     In general, an optionee will realize no taxable income upon the grant of a non-qualified option, and the Corporation generally will not receive a deduction at the time of grant.
Upon exercise of a non-qualified option, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Upon a subsequent sale of the stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss, depending upon his holding period for the stock. Subject to the possible application of section 162(m) of the Internal Revenue Code, the Corporation will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

     Any entitlement to a tax deduction on the part of the Corporation is subject to applicable federal tax rules, including section 162(m) of the Internal Revenue Code regarding a $1 million limitation on deductible compensation. In addition, if the exercisability of an option is accelerated because of a change in control, payments relating to the options, either alone or together with certain other payments, may constitute parachute payments under section 280G of the Internal Revenue Code, which may be subject to excise tax.



                       INDEPENDENT AUDITORS


          A representative of Grant Thornton LLP, which currently serves as the Corporation's independent accountants, is expected to be available at the meeting of shareholders to respond to appropriate questions, and will be given the opportunity to make a statement, if he wishes to do so.

          On January 28, 1998, the Corporation replaced Lurie, Besikof, Lapidus & Co., LLP as its independent accountants and appointed Grant Thornton LLP. The decision to change independent accountants was recommended by the Audit Committee of the Board of Directors and approved by the Board of Directors. The decision was based on advice the Company received from Hampshire Securities Corporation, the investment banking firm that provides financial guidance to the Company and has underwritten the Company's two public offerings.

          Lurie, Besikof, Lapidus & Co., LLP served as independent accountants to the Corporation (and its predecessors) for ten years. During those ten years, there have been no disagreements with Lurie, Besikof, Lapidus & Co., LLP regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.












                      SHAREHOLDER PROPOSALS


          Shareholders of the Corporation wishing to include proposals in the proxy material for the annual meeting of the Corporation to be held in 1999 must submit the proposals in writing so that they are received at the executive offices of the Corporation on or before December 15, 1998. Such proposals also must meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.



                              By Order of the Board of Directors,

                              /s/  Arie Kilman

                              Arie Kilman
                              Chairman of the Board of Directors

April 15, 1998





















PROXY

                        LEVEL 8 SYSTEMS, INC.

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS

          The undersigned appoints Arie Kilman and Samuel Somech, and either of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Level 8 Systems, Inc. (the "Corporation") which the undersigned is entitled to vote at the annual meeting of shareholders to be held at the offices of Proskauer Rose LLP, 1585 Broadway, 26th Floor, New York, New York on May 11, 1998 at 10:00 A.M. local time, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares, upon the following proposals more fully described in the notice of, and proxy statement relating to, the meeting (receipt whereof is hereby acknowledged).

          Please return the enclosed postage paid envelope.

          (Continued and to be signed on the other side)

A.      Please mark your
        Votes as in this
        example.



    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (1) and (2)

          FOR all nominees
           listed at right
          (except as marked
         to the contrary below  WITHHELD

1. ELECTION                         Nominees: Arie Kilman
   DIRECTORS                                  Samuel Somech
(INSTRUCTION:  To withhold authority          Theodore Fine
to vote for any individual nominee,           Frank J. Klein
write that nominee's name in the              Lenny Recanati
space provided below.)                        Michel Berty
                                              Robert M. Brill






                                         FOR   AGAINST   ABSTAIN
2.  PROPOSAL TO APPROVE AN AMENDMENT TO
    THE CORPORATION'S 1997 STOCK OPTION
    PLAN TO INCREASE FROM 600,000 TO
    1,400,000 THE NUMBER OF SHARES OF
    COMMON STOCK SUBJECT TO THAT PLAN.

3.  In their discretion upon such other
    matters as may properly come before
    the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


Please return in the enclosed postage paid envelope.



SIGNATURE               SIGNATURE              DATED       , 1998

Note: (Please sign exactly as your name appears on your stock certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

















Exhibit 1.

                    LEVEL 8 SYSTEMS, INC.

         1997 Stock Option Plan, as Amended and Restated


                           ARTICLE I.

                            PURPOSE

     The purpose of this Level 8 Systems, Inc. 1997 Stock Option Plan, as Amended and Restated (the "Plan"), is to enhance the profitability and value of Level 8 Systems, Inc. (the "Company") for the benefit of its shareholders by enabling the Company to offer certain employees and Consultants (as defined herein) of the Company and its Subsidiaries (as defined herein) and non-employee directors of the Company stock based incentives in the Company, thereby creating a means to raise the level of stock ownership by employees, Consultants and non-employee directors in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's shareholders.


                         ARTICLE II.

                         DEFINITIONS

     For purposes of this Plan, the following terms shall have the following meanings:

          2.1. "Board" shall mean the Board of Directors of the Company.

          2.2.  "Cause" shall mean, with respect to a
     Participant's Termination of Relationship, unless otherwise determined by the Committee at grant, willful misconduct in connection with the Participant's employment or consultancy or willful failure to perform his or her employment or consultancy responsibilities in the best interests of the Company (including, without limitation, breach by the Participant of any provision of any employment, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Committee, which determination shall be final, conclusive and binding. With respect to a Participant's Termination of Directorship, Cause shall mean an act or failure to act that constitutes "cause" for removal of a director under applicable New York law.

          2.3. "Change in Control" shall have the meaning set forth in Article VIII.

          2.4.  "Code" shall mean the Internal Revenue Code of
     1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision.

          2.5. "Committee" shall mean a committee or sub-committee of the Board appointed from time to time by the Board or such committee, as the case may be, which Committee shall include two or more directors who are non-employee directors as defined in Rule 16b-3 (as defined herein) and outside directors as defined under Section 162(m) of the Code (as defined herein). If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or
     Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code shall not affect the validity of the awards, grants, interpretations or other actions of the Committee. Notwithstanding the foregoing, with respect to grants of Options to non-employee directors and any action hereunder relating to Options held by non-employee directors, the Committee shall mean the Board. If and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

          2.6. "Common Stock" means the Common Stock, no par value per share, of the Company.

          2.7. "Consultant" means any advisor or consultant to the Company or its Subsidiaries who is eligible pursuant to
     Article V to be granted Options under this Plan.

          2.8. "Disability" shall mean total and permanent disability, as defined in Section 22(e)(3) of the Code.

          2.9. "Effective Date" shall mean the effective date of the Plan as defined in Article XII.

          2.10. "Eligible Employee" shall mean the employees of the Company and its Subsidiaries who are eligible pursuant to Article V to be granted Options under this Plan.

          2.11.  "Exchange Act" shall mean the Securities
     Exchange Act of 1934.

          2.12. "Fair Market Value" for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the last sales price reported for the Common Stock on the applicable date (i) as reported by the principal national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers. If the Common Stock is not readily tradable on a national securities exchange or any system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set in good faith by the Committee. For purposes of the grant of any Option, the applicable date shall be the date for which the last sales price is available at the time of grant.

          2.13. "Good Reason" shall mean, with respect to a Participant's Termination of Relationship, (i) if there is an employment agreement between the Company or a Subsidiary and the Participant in effect at the time of grant that defines "good reason" (or words of like import) a termination that is or would be deemed for "good reason" (or words of like import) as defined under such employment agreement at the time of grant, (ii) if there is an employment agreement between the Company or a Subsidiary and the Participant in effect at the time of grant that does not define "good reason" (or words of like import), a voluntary termination which is permitted under the terms of such employment agreement and which is at least ninety (90) days after the occurrence of an event which would be grounds for a termination by the Company that is or would be deemed for "cause" (or words of like import) as defined under such employment agreement at the time of grant, or (iii) if there is no employment agreement between the Company or a Subsidiary and the Participant in effect at the time of grant, a voluntary termination for any reason upon two (2) weeks' prior written notice to the Company, which is at least ninety (90) days after the occurrence of an event which would be grounds for a Termination of Relationship by the Company for Cause (without regard to any notice or cure period requirement).

          2.14.  "Incentive Stock Option" shall mean any Stock
     Option awarded under this Plan intended to be, and designated as, an "Incentive Stock Option" within the meaning of Section 422 of the Code.

          2.15.  "Non-Qualified Stock Option" shall mean any
     Stock Option awarded under this Plan that is not an Incentive Stock Option.

          2.16. "Participant" shall mean the following persons to whom an Option has been granted pursuant to this Plan:
     Eligible Employees and Consultants of the Company or its Subsidiaries and non-employee directors of the Company.

          2.17. "Retirement" with respect to a Participant's Termination of Relationship shall mean a Termination of Relationship without Cause from the Company and/or a Subsidiary by a Participant who has attained (i) at least age sixty-five (65); or (ii) such earlier date after age fifty-five (55) as approved by the Committee with regard to such Participant. With respect to a Participant's Termination of Directorship, Retirement shall mean the failure to stand for reelection or the failure to be reelected after a Participant has attained age sixty-five
     (65).

          2.18.  "Rule 16b-3" shall mean Rule 16b-3 under Section
     16(b) of the Exchange Act as then in effect or any successor provisions.

          2.19. "Section 162(m) of the Code" shall mean the exception for performance-based compensation under Section
     162(m) of the Code and any Treasury regulations thereunder.

          2.20. "Stock Option" or "Option" shall mean any option to purchase shares of Common Stock granted to Eligible
     Employees, Consultants or non-employee directors pursuant to
     Article VI.

          2.21. "Subsidiary" shall mean any corporation that is defined as a subsidiary corporation in Section 424(f) of the Code.

          2.22. "Ten Percent Shareholder" shall mean a person owning Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company as defined in Section 422 of the Code.

          2.23 "Termination of Consultancy" shall mean (i) an individual is no longer acting as a Consultant to the Company or a Subsidiary; or (ii) when an entity which is retaining a Participant as a Consultant ceases to be a Subsidiary, unless the Participant thereupon is retained as a Consultant by the Company or another Subsidiary.

          2.24. "Termination of Directorship" shall mean, with respect to a non-employee director, that the non-employee director has ceased to be a director of the Company for any reason.

          2.25. "Termination of Employment" shall mean (i) a termination of service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Subsidiaries; or
     (ii) when an entity which is employing a Participant ceases to be a Subsidiary, unless the Participant thereupon becomes employed by the Company or another Subsidiary.

          2.26. "Termination of Relationship" shall mean a Termination of Employment or a Termination of Consultancy, as applicable.

          2.27.  "Transfer" or "Transferred" shall mean
     anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

          2.28. "Withholding Election" shall have the meaning set forth in Section 11.4.


                         ARTICLE III.

                         ADMINISTRATION

     3.1. The Committee. The Plan shall be administered and interpreted by the Committee.

     3.2. Awards. The Committee shall have full authority to grant Stock Options, pursuant to the terms of this Plan. In particular, the Committee shall have the authority:

          (a) to select the Eligible Employees, Consultants and non-employee directors to whom Stock Options may from time to time be granted hereunder;

          (b)  to determine whether and to what extent Stock
     Options are to be granted hereunder to one or more Eligible
     Employees, Consultants or non-employee directors;

          (c) to determine, in accordance with the terms of this Plan, the number of shares of Common Stock to be covered by each Stock Option granted to an Eligible Employee, Consultant or non-employee director;

          (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Stock Option granted hereunder to an Eligible Employee, Consultant or non-employee director (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

          (e) to determine whether and under what circumstances a Stock Option may be settled in cash and/or Common Stock under Subsection 6.3(d);

          (f) to determine whether, to what extent and under what circumstances to provide loans (which shall be on a recourse basis and shall bear a reasonable rate of interest) to Eligible Employees, Consultants or non-employee directors in order to exercise Options under the Plan; and

          (g) to determine whether to require Eligible Employees, Consultants or non-employee directors, as a condition of the granting of any Option, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Option for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Option.

     3.3. Guidelines. Subject to Article IX hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Option granted under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect, but only to the extent any such action would be permitted under the applicable provisions of Rule 16b-3 (if any) and the applicable provisions of Section 162(m) of the Code (if any).
The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws. If and solely to the extent applicable, this Plan is intended to comply with Rule 16b-3 and Section 162(m) of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith.

     3.4. Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, conclusive and binding on the Company and all employees, directors, consultants and Participants and their respective heirs, executors, administrators, successors and assigns.

     3.5. Reliance on Counsel. The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

     3.6. Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all Committee members in accordance with the By-Laws of the Company shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     3.7.  Designation of Advisors -- Liability.

          (a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

          (b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or former officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Option granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each officer or former officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's or former officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or Subsidiary. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Stock Options granted to him or her under this Plan.


                         ARTICLE IV.

                  SHARE AND OTHER LIMITATIONS

     4.1. Shares.

          (a) General Limitation. The aggregate number of shares of Common Stock which may be issued under this Plan with respect to which Stock Options may be granted shall not exceed 1,400,000 shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company. If any Stock Option granted under this Plan expires, terminates or is cancelled for any reason without having been exercised in full or the Company repurchases any Stock Option pursuant to Section 6.3(f), the number of shares of Common Stock underlying the repurchased Option, and/or the number of shares of Common Stock underlying any unexercised Option shall again be available for the purposes of Options under the Plan.

          (b) Individual Participant Limitations. The maximum number of shares of Common Stock subject to any Option which may be granted under this Plan to each Participant shall not exceed 200,000 shares (subject to any increase or decrease pursuant to Section 4.2) during each fiscal year of the Company.

     4.2.  Changes.

          (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or Subsidiary, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or Subsidiary, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

          (b) In the event of any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, sale or transfer of all or part of its assets or business, reclassification of its capital stock, or any similar change affecting the Company's capital structure or business and the Committee determines an adjustment is appropriate under the Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Option and the purchase price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Committee shall be final, conclusive and binding on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

          (c) Fractional shares of Common Stock resulting from any adjustment in Options pursuant to this Section 4 shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half (1/2) and rounding-up for fractions equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Option has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

          (d) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of all or substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets (all of the foregoing being referred to as "Acquisition Events"), then the Committee may, in its sole discretion, terminate all outstanding Options of Eligible Employees, Consultants and non-employee directors, effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Options that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Option Agreement) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

          If an Acquisition Event occurs, to the extent the Committee does not terminate the outstanding Options pursuant to this Section 4.2(d), then the provisions of
     Section 4.2(b) shall apply.


                         ARTICLE V.

                         ELIGIBILITY

     All employees and Consultants of the Company and its Subsidiaries and all non-employee directors of the Company are eligible to be granted Stock Options under this Plan.
Eligibility under this Plan shall be determined by the Committee in its sole discretion.


                         ARTICLE VI.

                    STOCK OPTION GRANTS

     6.1. Options. Each Stock Option granted hereunder shall be one of two types: (i) an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code or (ii) a Non-Qualified Stock Option.

     6.2. Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant to any Consultant one or more Non-Qualified Stock Options. The Board shall have the authority to grant to any non-employee director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify, shall constitute a separate Non-Qualified Stock Option.

     6.3. Terms of Options. Options granted under this Plan shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

          (a) Option Price. The option price per share of Common Stock purchasable under an Incentive Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value of the share of Common Stock at the time of grant; provided, however, if an Incentive Stock Option is granted to a Ten Percent Shareholder, the purchase price shall be no less than 110% of the Fair Market Value of the Common Stock. The purchase price of shares of Common Stock subject to a Non-Qualified Stock Option shall be determined by the Committee.

          (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted, provided, however, the term of an Incentive Stock Option granted to a Ten Percent Shareholder may not exceed five (5) years.

          (c)  Exercisability.  Stock Options shall be
     exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, that the Committee may waive the installment exercise provisions or accelerate the time at which Options may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

          (d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form, or such other arrangement for the satisfaction of the purchase price, as the Committee may accept. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock withheld from the shares to be received on the exercise of a Stock Option hereunder or Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee.
     No shares of Common Stock shall be issued until payment, as provided herein, therefor has been made or provided for and the Participant shall have none of the rights of a holder of shares of Common Stock until such shares of Common Stock have been issued.

          (e) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 424(e) of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.

          Should the foregoing provision not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

          (f) Buy Out and Settlement Provisions. The Committee may at any time on behalf of the Company offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

          (g) Form, Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, an Option shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may modify, extend or renew outstanding Options granted under the Plan (provided that the rights of a Participant are not reduced without his consent), or accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised).

          (h) Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate including, without limitation, permitting "reloads" such that the same number of Options are granted as the number of Options exercised, shares used to pay for the exercise price of Options or shares used to pay withholding taxes ("Reloads"). With respect to Reloads, the exercise price of the new Stock Option shall be the Fair Market Value on the date of the Reload and the term of the Stock Option shall be the same as the remaining term of the Options that are exercised, if applicable, or such other exercise price and term as determined by the Committee.

     6.4. Termination of Relationship. The following rules apply with regard to Options upon the Termination of Relationship of a Participant:

          (a)  Termination by Reason of Death.  If a
     Participant's Termination of Relationship is by reason of death, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant's estate are reduced, thereafter, may be exercised, to the extent exercisable at the Participant's death, by the legal representative of the estate, at any time within a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

          (b) Termination by Reason of Disability. If a Participant's Termination of Relationship is by reason of Disability, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at the Participant's termination, by the Participant (or the legal representative of the Participant's estate if the Participant dies after termination) at any time within a period of one (1) year from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

          (c) Termination by Reason of Retirement. If a Participant's Termination of Relationship is by reason of Retirement, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant, or, if no rights of the Participant are reduced, thereafter, shall be fully vested and may thereafter be exercised by the Participant at any time within a period of one (1) year from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option; provided, however, that, if the Participant dies within such exercise period, any unexercised Stock Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year (or such other period as the Committee may specify at grant or, if no rights of the Participant's estate are reduced, thereafter) from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

          (d) Involuntary Termination Without Cause or Termination for Good Reason. If a Participant's Termination of Relationship is by involuntary termination without Cause or for Good Reason, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of ninety (90) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

          (e)  Termination Without Good Reason.  If a
     Participant's Termination of Relationship is voluntary but without Good Reason and such Termination of Relationship occurs prior to, or more than ninety (90) days after, the occurrence of an event which would be grounds for Termination of Relationship by the Company for Cause (without regard to any notice or cure period requirements), any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of thirty (30) days from the date of such Termination of Relationship, but in no event beyond the expiration of the stated term of such Stock Option.

          (f) Other Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, if a Participant's Termination of Relationship is for any reason other than death, Disability, Retirement, Good Reason involuntary termination without Cause or voluntary termination as provided in subsection (e) above, any Stock Option held by such Participant shall thereupon terminate and expire as of the date of termination, provided that (unless the Committee determines a different period upon grant or, if, no rights of the Participant are reduced, thereafter) in the event such termination is for Cause or is a voluntary termination without Good Reason or voluntary resignation within ninety
     (90) days after occurrence of an event which would be grounds for Termination of Relationship by the Company for Cause (without regard to any notice or cure period requirement), any Stock Option held by the Participant at the time of occurrence of the event which would be grounds for Termination of Relationship for Cause shall be deemed to have terminated and expired upon occurrence of the event which would be grounds for Termination of Relationship by the Company for Cause.

     6.5. Termination of Directorship. The following rules apply with regard to Options upon the Termination of Directorship:

          (a) Death, Disability or Otherwise Ceasing to be a Director Other than for Cause. Except as otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, upon the Termination of Directorship, on account of Disability, death, Retirement, resignation, failure to stand for reelection or failure to be reelected or otherwise other than as set forth in (b) below, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Directorship shall remain exercisable, to the extent exercisable at the Termination of Directorship, by the Participant or, in the case of death, by the Participant's estate or by the person given authority to exercise such Options by his or her will or by operation of law, for a one
     (1) year period commencing on the date of the Termination of Directorship, provided that such one (1) year period shall not extend beyond the stated time of such Options.

          (b) Cause. Upon removal, failure to stand for reelection or failure to be renominated for Cause, or if the Company obtains or discovers information after Termination of Directorship that such Participant had engaged in conduct that would have justified a removal for Cause during such directorship, all outstanding Options of such Participant shall immediately terminate and shall be null and void.

          (c) Cancellation of Options. No Options that were not exercisable during the period such person serves as a director shall thereafter become exercisable upon a Termination of Directorship for any reason or no reason whatsoever, and such Options shall terminate and become null and void upon a Termination of Directorship.


                         ARTICLE VII.

                      NON-TRANSFERABILITY

     No Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution. All Stock Options shall be exercisable, during the
Participant's lifetime, only by the Participant.   No Stock
Option shall, except as otherwise specifically provided by law or herein, be Transferable in any manner, and any attempt to Transfer any such Option shall be void, and no such Option shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Option, nor shall it be subject to attachment or legal process for or against such person.


                         ARTICLE VIII.

                  CHANGE IN CONTROL PROVISIONS

     8.1. Benefits. In the event of a Change in Control of the Company (as defined below), except as otherwise provided by the Committee upon the grant of an Option, the Participant shall be entitled to the following benefits:

          (a) Subject to paragraph (b) below, all outstanding Options of Participants granted prior to the Change in Control shall be fully vested and immediately exercisable in their entirety. The Committee, in its sole discretion, may provide for the purchase of any such Stock Options by the Company for an amount of cash equal to the excess of the Change in Control price (as defined below) of the shares of Common Stock covered by such Stock Options, over the aggregate exercise price of such Stock Options. For purposes of this Section 8.1, Change in Control price shall mean the higher of (i) the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company, or (ii) the highest Fair Market Value per share of Common Stock at any time during the sixty (60) day period preceding a Change in Control.

          (b) Notwithstanding anything to the contrary herein, unless the Committee provides otherwise at the time an Option is granted to an Eligible Employee or Consultant hereunder or thereafter, no acceleration of exercisability shall occur with respect to such Option if the Committee reasonably determines in good faith, prior to the occurrence of the Change in Control, that the Options shall be honored or assumed, or new rights substituted therefor (each such honored, assumed or substituted option hereinafter called an "Alternative Option"), by such Participant's employer (or the parent or a subsidiary of such employer), or in the case of a Consultant, by the entity (or its parent or subsidiary) which retains the Consultant, immediately following the Change in Control, provided that any such Alternative Option must meet the following criteria:

               (i) the Alternative Option must be based on stock which is traded on an established securities market, or which will be so traded within thirty (30) days of the Change in Control;

               (ii) the Alternative Option must provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise schedule; and

               (iii) the Alternative Option must have economic value substantially equivalent to the value of such Option
     (determined at the time of the Change in Control).

          For purposes of Incentive Stock Options, any assumed or substituted Option shall comply with the requirements of Treasury regulation Section 1.425-1 (and any amendments thereto).

     8.2. Change in Control. A "Change in Control" shall be deemed to have occurred:

          (a) upon any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities (including, without limitation, securities owned at the time of any increase in ownership);

          (b) during any period of two consecutive years, a change in the composition of the Board of Directors of the Company such that the individuals who, as of the date hereof, comprise the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this subsection that any individual who becomes a member of an Incumbent Board subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved in advance or contemporaneously with such election by a vote of at least a majority of those individuals who are members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened elec-

     tion contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company or actual or threatened tender offer for shares of the Company or similar transaction or other contest for corporate control (other than a tender offer by the Company) shall not be so considered as a member of the Incumbent Board;

          (c) upon the merger or consolidation of the Company with any other corporation (other than a parent or subsidiary corporation within the meaning of Section 424(e) or 424(f) of the Code, respectively), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

          (d) upon the shareholders' of the Company approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.


                         ARTICLE IX.

               TERMINATION OR AMENDMENT OF THE PLAN

     9.1. Termination or Amendment. Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Options granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the shareholders of the Company, if and to the extent required by the applicable provisions of Rule 16b-3 or under the applicable provisions of Section 162(m) of the Code or, with regard to Incentive Stock Options, Section 422 of the Code, no amendment may be made which would (i) increase the maximum individual Participant limitations under Section 4.1(b);
(ii) change the classification of employees eligible to receive Options under this Plan; (iii) extend the maximum option period under Section 6.3; or (iv) require shareholder approval in order for the Plan to continue to comply with the applicable provisions, if any, of Section 162(m) of the Code or, with regard to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the shareholders of the Company in accordance with the applicable laws or other requirements to increase the aggregate number of shares of Common Stock that may be issued under the Plan or to make any other amendment that would require shareholder approval under the rules of any exchange or system on which the Company's securities are listed or traded at the request of the Company.

     The Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent.


                         ARTICLE X.

                       UNFUNDED PLAN

     10.1. Unfunded Status of Plan. This Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.


                         ARTICLE XI.

                    GENERAL PROVISIONS

     11.1. Legend. The Committee may require each person receiving shares of Common Stock pursuant to the exercise of a Stock Option under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

     All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     11.2. Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     11.3. No Right to Employment/Consultancy/Directorship. Neither this Plan nor the grant of any Option hereunder shall give any Participant or other individual any right with respect to continuance of employment or consultancy by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed or if a consultant, retained, to terminate his employment or consultancy at any time. Neither this Plan nor the grant of any Option hereunder shall impose any obligation on the Company to retain any Participant as a director, nor shall it impose on the part of any Participant any obligation to remain as a director of the Company.

     11.4. Withholding of Taxes. The Company shall have the right, if necessary or desirable (as determined by the Company), to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.

     The Committee may permit any such withholding obligation with regard to any Participant to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

     11.5.  Listing and Other Conditions.

          (a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to the exercise of an Option shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.

          (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to the exercise of an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

          (c) Upon termination of any period of suspension under this Section 11.5, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

     11.6. Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of New York
(regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

     11.7. Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     11.8. Other Benefits. No Stock Option granted under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

     11.9. Costs. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common
Stock pursuant to the exercise of any Options hereunder.

     11.10.  No Right to Same Benefits.  The provisions of
Options need not be the same with respect to each Participant, and such Options to individual Participants need not be the same in subsequent years.

     11.11. Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Option. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

     11.12. Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. To the extent applicable, the Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder. For purposes of this paragraph, the Company shall be deemed publicly held when and if the Company has a class of common equity securities registered under Section 12 of the Exchange Act.

     11.13. Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

     11.14. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.


                         ARTICLE XII.

                      EFFECTIVE DATE OF PLAN

     The Plan shall take effect upon adoption by the Board, but the Plan (and any grants of Options made prior to the shareholder approval mentioned herein) shall be subject to the requisite approval of the shareholders of the Company. In the absence of such approval, such Options shall be null and void.


                         ARTICLE XIII.

                         TERM OF PLAN

     No Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Plan is adopted or the date of shareholder approval, but Options granted prior to such tenth anniversary may extend beyond that date.

                         ARTICLE XIV.

                         NAME OF PLAN

     This Plan shall be known as the Level 8 Systems, Inc. 1997
Stock Option Plan, as Amended and Restated.